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                                                           EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-2214) of our reports dated March 8, 1996 on our audits of the financial statements and financial statement schedules of Wyndham Hotel Corporation. We also consent to the reference to our Firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 14, 1996

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-2214) of our report dated February 27, 1996 on our audits of the financial statements of Garden Hotel Associates LP. We also consent to the reference to our Firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 14, 1996